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                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 Current Report
                       Pursuant to Section 13 or 15 (d) of
                       The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 22, 1999

                          TECH ELECTRO INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

                                      Texas
                 (State of other jurisdiction of incorporation)

              0-27210                              75-2408297
      (Commission File Number)          (IRS Employer Identification No.)



                               477 Madison Avenue
                                   24th Floor
                            New York, New York 10022
               (Address of principal executive officers)(Zip Code)





       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (212) 583-0900


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On October 22, 1999, Tech Electro Industries, Inc, (the "Company") acquired all of the issued and outstanding shares of capital stock (the "Shares") of AlphaNet Hospitality Systems, Inc., a Delaware corporation ("AlphaNet") and certain intellectual property, copyrights and trademarks utilized in AlphaNet's business (the "AlphaNet Property") from PricewaterhouseCoopers, Inc., in its capacity as Trustee ("Trustee") of the Estate of AlphaNet Telecom Inc. ("ATI"), a bankrupt, all as reflected and set forth in that certain Bill of Sale dated as of August 31, 1999 between the Company and the Trustee (the "Bill of Sale") and letter agreement between the parties dated October 21, 1999 ("Letter Agreement"). ATI is a Canadian company based in Toronto, Ontario.

         As set forth in the Bill of Sale and Letter Agreement, the Company paid to the Trustee for the Shares and the AlphaNet Property US $3,450,000, plus a closing date extension fee of US $25,000 and a bridge loan fee of US $25,000 for an aggregate price of US $3,500,000 (the "Purchase Price"). The Company paid the Purchase Price to the Trustee, as follows:

         (i)      US $1,400,000 in cash;

         (ii) Delivery of the Company's four- (4) month, non-interest bearing promissory note payable to the Trustee in the principal amount of US $2,100,000 (the "Note").

         The Note is due and payable on February 21, 2000 and is secured by a pledge of the Shares to the Trustee as evidenced by that certain Pledge Agreement


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dated October 21, 1999 between the Company and the Trustee (the "Pledge
Agreement".

         The Bill of Sale, Letter Agreement, Note and Pledge Agreement are attached hereto as Exhibits 2(a), 2(b), 2(c) and 2(d), respectively, and incorporated by reference herein.

         The Company negotiated the Purchase Price and terms of payment through armslength negotiations with the Trustee. The Company reviewed and analysed AlphaNet's assets, liabilities and historical financial statements (including its ebitda) and in place management in determining the amount of the consideration (Purchase Price) to pay for the Shares and the AlphaNet Property.

         The Company raised the said US $1,400,000 cash that it paid to the Trustee as part of the Purchase Price through the private placement sale of 2,036,364 shares of common stock of the Company and five-year warrants to purchase a like number of shares of common stock, exercisable at US $0.75 per share. The purchasers of these Company shares and warrants include a company affiliated with William Tan, President of the Company.

         The Company also arranged for a $2,525,000 one-year loan to AlphaNet to pay existing AlphaNet indebtedness. The Company is now actively seeking additional financing to pay off the Note and to refinance the said AlphaNet $2,525,000 loan.

         AlphaNet is a leading provider of in-room facsimile and unattended business center services to hotels serving business travelers. AlphaNet has its InnFax(R) facsimile installations in over 50,000 hotel rooms worldwide. AlphaNet has installed The Office(TM), its unattended 24-hour hotel business center, equipped


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with a personal computer, printer, facsimile and photocopier, as well as e-mail and Internet access, in over 70 hotels.

         The Company intends that AlphaNet will continue to operate and grow its InnFax(R) and The Office(TM) businesses and to use those products and services as a platform to build a diversified company serving business travelers worldwide.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

FINANCIAL STATEMENTS

         The AlphaNet financial statements including pro forma financial statements required to be filed because of the Company's acquisition of the outstanding capital stock of AlphaNet shall be filed by amendment to this report prior to January 7, 2000.

EXHIBITS

         2(a) Bill of Sale executed by PricewaterhouseCoppers, Inc. and the Company.

         2(b) Letter Agreement between PricewaterhouseCoopers, Inc. and the Company.

         2(c) Promissory Note of the Company payable to PricewaterhouseCoopers, Inc., as Trustee.

         2(d)     Pledge Agreement between the Company and
                  PricewaterhouseCoopers, Inc.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    November 5, 1999              Tech Electro Industries, Inc.

                                       By  /S/ Ian Edmonds
                                         -----------------------------------
                                         Ian Edmonds
                                         Vice President


                                       By  /S/ Mee Mee Tan
                                         -----------------------------------
                                         Mee Mee Tan, Secretary



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                                  EXHIBIT INDEX

EXHIBIT
NUMBER                        DESCRIPTION
-------                       -----------
  2(a)         Bill of Sale executed by PricewaterhouseCoppers, Inc. and the
               Company.

  2(b)         Letter Agreement between PricewaterhouseCoopers, Inc. and the
               Company.

  2(c) Promisssory Note of the Company payable to PricewaterhouseCoopers, Inc., as Trustee.

  2(d)         Pledge Agreement between the Company and
               PricewaterhouseCoopers, Inc.
